Preferred Apartment Communities, Inc.

Lock-Up Agreement

[______], 2010

Roth Capital Partners, LLC
24 Corporate Plaza Drive
Newport Beach, California 92660

Anderson & Strudwick, Incorporated
707 East Main Street, 20th Floor
Richmond, Virginia 23219

Re:  Preferred Apartment Communities, Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares of the Class A Common Stock, par value $.01 per share, of the Company (the “Shares”) pursuant to a Registration Statement on Form S-11, as amended, filed with the Securities and Exchange Commission (the “SEC”).  For purposes of this Lock-Up Agreement (the “Agreement”), “Stock” means, at any time, all shares of the Company’s capital stock issued and outstanding at such time, including the issued and outstanding Class A Common Stock, par value $.01 per share, and the issued and outstanding Class B Common Stock, par value $.01 per share.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Stock of the Company, or any securities convertible into or exercisable or exchangeable for shares of Stock of the Company, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Stock of the Company or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

The initial Lock-Up Period will commence on the date of this Agreement and continue until 180 days after the date of the Public Offering set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts; provided, however, that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (ii) by will or intestate succession upon the death of the undersigned; provided, however, that the distributee, legatee, executor and/or administrator thereof agrees to be bound in writing by the restrictions set forth herein; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, however, that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further, however, that any such transfer shall not involve a disposition for value; (iv) to any general partnership, limited partnership, limited liability company, corporation or other legal entity which is wholly owned, directly or indirectly, by the undersigned and/or immediate family of the undersigned; provided, however, that such entity agrees to be bound in writing by the restrictions set forth herein, and provided further, however, that any such transfer shall not involve a disposition for value; or (v) with the prior written consent of the Representatives on behalf of the Underwriters.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer any of the Undersigned’s Shares to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such of the Undersigned’s Shares subject to the provisions of this Agreement and there shall be no further transfer of such of the Undersigned’s Shares except in accordance with this Agreement, and provided further, however, that any such transfer shall not involve a disposition for value.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement.  The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  Notwithstanding the foregoing, this Agreement will automatically terminate and be of no force and effect if the closing of the Public Offering does not occur on or before January 31, 2011.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

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Exact Name of Stockholder

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Authorized Signature

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Title